THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR LIMITED LIABILITY COMPANY INTEREST IN THE FUND, OR PORTION THEREOF

Date

Investor Name

Address

City/State/Zip

Dear <<Investor Name>>:

Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”) has received and accepted for repurchase your tender of shares of your limited liability company interest (“Shares”), or portion thereof, in the Fund.

At an in-person meeting held on September 19, 2019, the Board of the Fund voted to approve a reorganization of the Fund into Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Acquiring Fund” and, together with the Fund, the “Funds”) (the “Reorganization”). The Reorganization is expected to be a tax-free reorganization for U.S. federal income tax purposes in which the Acquiring Fund acquires the Fund’s assets and liabilities in exchange for Acquiring Fund interests having the equivalent net asset value, and Fund investors receiving such Acquiring Fund interests on the basis of the net asset value of their ownership of Shares. Both the Fund and the Acquiring Fund serve as feeder funds and invest substantially all of their assets in Grosvenor Registered Multi-Strategy Master Fund, LLC (the “Master Fund”). Accordingly, both Funds have identical investment objectives, strategies and risks. The combined Fund is expected to continue to invest in the Master Fund and continue to have the same investment objective and strategies as the Fund. It is expected that the combined Fund, with a larger asset base, will have a net expense ratio lower than that of the Fund. The Reorganization is expected to occur as of the close of business on or about November 30, 2019 (the “Closing Date”). The offer is expected to be the last repurchase offer prior to the Closing Date. However, investors in the Fund will become shareholders in the Acquiring Fund and the Acquiring Fund expects, subject to the sole discretion of its Board of Directors, to offer from time to time to buy a portion of its outstanding shares in the same manner as the Fund has done so historically. References herein to the “Fund” will refer to the combined Fund after the Closing Date.

The equivalent net asset value of tendered Shares will be calculated for this purpose as of December 31, 2019, or, if the offer is extended, as of the next occurring last business day of a calendar month which is at least sixty-five (65) days from the date on which the offer actually expires (the “Valuation Date”). The Valuation Date is subsequent to the Closing Date, and consequently, the equivalent net asset value of the tendered Shares will be paid by the Acquiring Fund based on the Acquiring Fund’s net asset value on the Valuation Date. The Fund reserves the right to adjust the Valuation Date to correspond to any extension of the offer.

Because you have requested to tender and the Fund has accepted your tender request of all or a portion of your Shares of the Fund, you will receive payment for your tendered interest based on the estimated unaudited net asset value of your tendered Shares as of the Valuation Date. Any partial tender for a specified number of Shares will be treated as a tender for a percentage of all Shares owned.

You will receive an “Initial Payment” equal to at least 95% of the estimated unaudited net asset value of your tendered Shares of the Fund as of the Valuation Date, and a “Contingent Payment”.

Your Initial Payment will be deposited into your account of record, or wired to the account that you designated in your Letter of Transmittal, no later than February 4, 2020, unless the Valuation Date has changed, or if the Master Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of interests, within 10

900 North Michigan Avenue, Suite 1100  |  Chicago, Illinois 60611  |  T 312.506.6500  |  F 312.506.6888  |  gcmlp.com

business days after the Master Fund has received at least 90% of the aggregate amount withdrawn by the Master Fund from such Investment Funds, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. Your Contingent Payment, if applicable, will generally be paid to you within 120 days of the Valuation Date. You will remain a member of the Fund with respect to any Shares of the Fund that you did not tender.

Your Contingent Payment is expected to be in an amount equal to the excess, if any, of (a) the net asset value of the Shares tendered and purchased as of the Valuation Date (as may or may not be adjusted based upon subsequent revisions to the net asset values of the Investment Funds) over (b) the Initial Payment.

If you have any questions, please contact the Fund at (877) 355-1469. Investors, who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

cc:

Enclosure

900 North Michigan Avenue, Suite 1100  |  Chicago, Illinois 60611  |  T 312.506.6500  |  F 312.506.6888  |  gcmlp.com

THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR LIMITED LIABILITY COMPANY INTEREST IN THE FUND, OR PORTION THEREOF.

Date

Investor Name

Address

City/State/Zip

Dear <<Investor Name>>:

Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”) has received and accepted for repurchase your tender of shares of your limited liability company interest (“Shares”), or portion thereof, in the Fund. Please refer to your investor statement for December 31, 2019 (the “Valuation Date”), which reflects the Fund’s repurchase of your tendered Shares.

At an in-person meeting held on September 19, 2019, the Board of the Fund voted to approve a reorganization of the Fund into Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Acquiring Fund” and, together with the Fund, the “Funds”) (the “Reorganization”). In the Reorganization, the Acquiring Fund acquired the Fund’s assets and liabilities in exchange for Acquiring Fund interests having the equivalent net asset value, and Fund investors received such Acquiring Fund interests on the basis of the net asset value of their ownership of Shares. The Reorganization occurred as of the close of business on or about November 30, 2019, (the “Closing Date”), at which time, your Shares of the Fund were converted to interests of the Acquiring Fund. The equivalent net asset value of your tendered Shares has been calculated for this tender as of December 31, 2019.

An “Initial Payment” equal to at least 95% of the estimated unaudited equivalent net asset value of your tendered Shares of the Fund as of the Valuation Date was deposited into or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>. You will receive a “Contingent Payment” as described in the Fund’s acceptance letter to you dated <<Date of Letter>> and in accordance with the terms of the tender offer.

Please note that your account is subject to the Fund’s required minimum balance, and that you remain a member of the Fund with respect to any Shares of the Fund that you did not tender.

If you have any questions, please contact the Fund at (877) 355-1469. Investors, who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

cc:

Enclosure

900 North Michigan Avenue, Suite 1100  |  Chicago, Illinois 60611  |  T 312.506.6500  |  F 312.506.6888  |  gcmlp.com

Distributed Through GRV Securities LLC

CLIENT NAME:

VALUATION OF TENDER:	<<Valuation Date>>

UNAUDITED FULL VALUE OF ACCOUNT AS OF xx/xx/20xx:	$

TYPE OF TENDER:	«Type_of_Tender»

% PAYABLE PURSUANT TO MEMBERSHIP AGREEMENT:	95%

AMOUNT OF FUNDS DISTRIBUTED:	$

ESTIMATED NOTE BALANCE (5%):	$

«FSR_AC_»

Date

Investor Name

Address

City/State/Zip

Dear <<Investor Name>>:

In accordance with the terms of the tender offer, the remaining Contingent Payment from your tender of your shares of limited liability company interest in Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”) on December 31, 2019 (the “Valuation Date”) in the amount of <<holdback amount>>, was deposited to or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>.

At an in-person meeting held on September 19, 2019, the Board of the Fund voted to approve a reorganization of the Fund into Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Acquiring Fund” and, together with the Fund, the “Funds”) (the “Reorganization”). In the Reorganization, the Acquiring Fund acquired the Fund’s assets and liabilities in exchange for Acquiring Fund interests having the equivalent net asset value, and Fund investors received such Acquiring Fund interests on the basis of the net asset value of their ownership of Shares. The Reorganization occurred as of the close of business on or about November 30, 2019, (the “Closing Date”), at which time, your Shares of the Fund were converted to interests of the Acquiring Fund. The equivalent net asset value of your tendered Shares has been calculated for this tender as of December 31, 2019.

If you have any questions, please contact the Fund at (877) 355-1469. Investors, who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

cc:

Enclosure

900 North Michigan Avenue, Suite 1100  |  Chicago, Illinois 60611  |  T 312.506.6500  |  F 312.506.6888  |  gcmlp.com

Distributed Through GRV Securities LLC